Exhibit 99.1

FHLBANK TOPEKA ANNOUNCES 2025 FOURTH QUARTER AND ANNUAL RESULTS

February 19, 2026 - Federal Home Loan Bank of Topeka (FHLBank) announced unaudited financial results for the fourth quarter and annual period ended December 31, 2025. All measures are calculated in accordance with U.S. generally accepted accounting principles (GAAP).

FHLBank expects to file its Form 10-K for the year ended December 31, 2025 with the Securities and Exchange Commission (SEC) on or about March 12, 2026.

Performance Highlights
•Total Assets: Total assets increased to $77.5 billion driven by a $2.0 billion increase in advances and a $1.1 billion increase in long-term investments compared to the prior year end.
•Primary Mission Assets: The Primary Mission Asset ratio measures year‑to‑date average advances and mortgage loans relative to consolidated obligations (excluding certain U.S. Treasury securities). The ratio held relatively steady at 77 percent, compared to 78 percent in the prior year.
•Advances: Advances increased to $43.7 billion driven by increased utilization among large depository and insurance company members, with the majority of the growth in adjustable rate products. Advances represented 56.3 percent of total assets, compared to 54.9 percent at prior year end.
•Mortgage loans: Mortgage loans increased to $9.4 billion, representing 12.1 percent of total assets, compared to 11.8 percent at prior year end. Originations at interest rates higher than the weighted average rate of the existing portfolio continue to have a positive impact on interest income.
•Investment securities: Investment securities increased to $14.8 billion, driven by purchases of multifamily agency commercial mortgage-backed securities. Investment securities represented 19.1 percent of total assets compared to 18.1 percent at prior year end.
•Net Income: Net income decreased $53.2 million to $379.5 million for the year ended December 31, 2025 compared to $432.7 million for the prior year, primarily attributed to fluctuations in the fair value of derivatives and trading securities, a decrease in net interest income, and an increase in other expenses primarily related to an increase in voluntary contributions.
•Net interest income/margin: Net interest income was $136.3 million for the quarter ended December 31, 2025, $14.5 million lower than the prior year quarter. Net interest income was $540.3 million for the year ended December 31, 2025, $19.9 million lower than the prior year. The decline in net interest income was driven by lower short-term interest rates and hedging adjustments on fair value hedges, partially offset by higher average balances of interest-earning assets. Net interest margin decreased eight basis points to 0.69 percent for the quarter, while net interest spread decreased four basis points to 0.46 percent between quarterly periods. Net interest margin decreased five basis points to 0.68 percent for the current year while net interest spread decreased one basis point to 0.43 percent between years. The margin decline for both periods reflects lower net interest income and changes in balance sheet composition and spreads. The decline in spread for the quarter is due primarily to increases in lower-spread assets during the quarter.
•Performance ratios: Return on average equity decreased to 8.7 percent for the current quarter compared to 10.8 percent for the prior year quarter. Return on average equity decreased to 9.1 percent for the current year compared to 10.8 percent for the prior year. The decrease in both the quarter and year-to-date periods reflects lower net income and higher average balance of capital stock resulting from increased advance utilization.

Housing and Community Development Programs
FHLBank's housing and community development programs are central to its mission to make a difference by providing reliable liquidity and funding to help its members build strong communities. The success of the FHLBank cooperative means more funding to support members in these community-building initiatives. FHLBank is subject to a regulatory assessment that commits 10 percent of its net income before assessments to funding affordable housing initiatives in FHLBank's district. In 2026, the $42.2 million regulatory assessment from the prior year will be contributed to FHLBank's Affordable Housing Program (AHP). FHLBank has voluntarily committed an additional $25.5 million, or five percent of its 2025 net income before assessments and voluntary contributions, to support housing and community development programs. In partnership with our members, FHLBank will support and sustain affordable housing and community lending through programs designed to address housing challenges within the unique footprint of FHLBank's district through the commitment or distribution of $67.7 million.

Financial Highlights
Attached are highlights of FHLBank’s financial position as of December 31, 2025 and December 31, 2024, and results of operations for the quarterly and annual periods ended December 31, 2025 and 2024.

Exhibit 99.1

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risks or uncertainties and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: changes in the general economy and capital markets, the rate of inflation or deflation, employment rates, housing market activity and pricing, the size and volatility of the residential mortgage market, geopolitical events, and global economic uncertainty; governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, our members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; external events, such as economic, financial, or political disruptions, and/or wars, pandemics, and natural disasters, including disasters caused by climate change, which could damage our facilities or the facilities of our members, damage or destroy collateral pledged to secure advances or mortgages held for portfolio, which could increase our risk exposure or loss experience; effects of derivative accounting treatment and other accounting rule requirements, or changes in such requirements; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with all products and services; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; membership changes, including changes resulting from member failures or mergers, changes due to member eligibility, or changes in the principal place of business of members; changes in the U.S. government's long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; soundness of other financial institutions, including FHLBank members, non-member borrowers, counterparties and the other FHLBanks; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; volatility of market prices, changes in interest rates and indices and the timing and volume of market activity, including the effects of these factors on amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; changes in FHLBank's capital structure; FHLBank's ability to declare dividends or to pay dividends at rates consistent with past practices; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to manage cybersecurity risks and securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; and the ability of FHLBank to attract and retain skilled individuals, including qualified executive officers. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by reference to this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason to reflect events or circumstances after the date of this announcement.

Exhibit 99.1

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	12/31/2025	12/31/2024	Change
Financial Position
Liquidity portfolio[1]	$8,910,137	$10,867,423	(18.0)%
Investment securities	14,834,298	13,717,408	8.1%
Advances	43,667,540	41,652,081	4.8%
Mortgage loans held for portfolio, net	9,351,305	8,949,433	4.5%
Total Assets	77,505,029	75,900,980	2.1%
Deposits	909,553	989,021	(8.0)%
Consolidated obligations, net	71,857,035	70,281,553	2.2%
Total Liabilities	73,317,391	71,801,251	2.1%
Total Capital Stock	2,510,362	2,631,605	(4.6)%
Retained earnings	1,763,624	1,608,086	9.7%
Total Capital	4,187,638	4,099,729	2.1%
Primary Mission Asset ratio	77%	78%	(1.0)%

	Quarter Ended			Year Ended
	12/31/2025	12/31/2024	Change	12/31/2025	12/31/2024	Change
Results of Operations
Net interest income	$136,317	$150,809	(9.6)%	$540,274	$560,219	(3.6)%
Other income	3,095	10,406	(70.3)%	14,408	37,140	(61.2)%
Other expenses	37,719	39,756	(5.1)%	132,952	116,536	14.1%
Income before assessments	101,693	121,459	(16.3)%	421,730	480,823	(12.3)%
AHP assessments	10,181	12,152	(16.2)%	42,210	48,101	(12.2)%
Net income	91,512	109,307	(16.3)%	379,520	432,722	(12.3)%

Net interest margin	0.69%	0.77%	(0.08)%	0.68%	0.73%	(0.05)%
Return on average equity	8.74%	10.83%	(2.09)%	9.12%	10.84%	(1.72)%
Weighted average dividend rate[2]	8.55%	8.84%	(0.29)%	8.65%	8.82%	(0.17)%
Average SOFR	3.99%	4.68%	(0.69)%	4.33%	5.15%	(0.82)%

1    Includes interest-bearing deposits, securities purchased under agreements to resell, and Federal funds sold.
2    Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.

Exhibit 99.1

Average Balances and Yields (dollar amounts in thousands):

	Quarter Ended				Year Ended
	12/31/2025		12/31/2024		12/31/2025		12/31/2024
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Interest-earning assets:
Liquidity portfolio[1]	$10,768,179	3.94%	$10,625,301	4.75%	$10,631,360	4.28%	$10,321,606	5.23%
Investment securities[2,3,4]	14,963,832	4.90	14,019,310	5.83	14,602,860	5.03	13,695,304	5.99
Advances[3,4]	43,561,465	4.36	43,847,453	5.06	45,442,029	4.59	44,460,023	5.48
Mortgage loans[5,6]	9,325,348	4.08	8,937,198	3.83	9,169,139	4.03	8,694,716	3.70
Other interest-earning assets	41,522	2.29	35,272	2.01	37,328	2.13	35,232	2.02
Total earning assets	$78,660,346	4.37%	$77,464,534	5.01%	$79,882,716	4.56%	$77,206,881	5.34%

Interest-bearing liabilities:
Deposits	$911,464	3.65%	$873,039	4.43%	$913,792	3.97%	$819,721	4.93%
Consolidated obligations[3,7]	73,115,881	3.91	71,891,306	4.51	74,225,376	4.13	71,722,800	4.90
Other borrowings	48,212	3.70	46,322	3.26	46,672	3.55	44,729	3.20
Total interest-bearing liabilities	$74,075,557	3.91%	$72,810,667	4.51%	$75,185,840	4.13%	$72,587,250	4.90%

Net interest spread[8]		0.46%		0.50%		0.43%		0.44%

Net interest margin[8]		0.69%		0.77%		0.68%		0.73%

1    Liquidity portfolio includes interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.
2    Investment securities include held-to-maturity securities, available-for-sale securities, and trading securities.
3    Interest income/expense and average rates include the effect of associated derivatives that qualify for fair value hedge accounting treatment.
4    Interest income includes prepayment/yield maintenance fees.
5    Credit enhancement fee payments are netted against interest earnings on the mortgage loans.
6    Mortgage loans average balances include outstanding principal for non-performing conventional loans. However, these loans no longer accrue interest.
7    Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.
8    Net interest spread is the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities. Net interest margin is defined as net interest income as a percentage of average earning assets.